Cooperation Agreement

This Cooperation Agreement and acknowledgment is made by and between SafeHealth Life Insurance Company and affiliates ("SafeGuard") and Timothy Jay Beeman and Tom Thomason ("Agents").

Whereas, SafeGuard offers certain dental products in markets in which Agents sell SafeGuard products and Agents are marketing such dental products to associations and groups that contract for dental benefits ("Affinity Group(s)").

It is hereby agreed that the current SafeGuard products known as SR20 and SR30 and/or any similar designed product using a scheduled reimbursement type of a product ("Products"), will be the products provided by SafeGuard to be used by Agents for sale to Affinity Groups.

SafeGuard agrees to compensate Agents for all current in force business and future sales with regard to the Products. SafeGuard agrees that all business produced by and through Agents shall be fully vested for all compensation to be paid by SafeGuard to Agents for as long as SafeGuard is under contract with and is providing benefits to such Affinity Groups.

Marketing of the Products to Affinity Groups will from time to time involve marketing through other agents and agencies with whom Agents are under contract. Agents will provide SafeGuard with a written list of agents and agencies ("Lists") that are under contract with Agents and will update the Lists on a regular basis. SafeGuard will refer agents on the List back to Agents if they make any direct inquiries to SafeGuard concerning the Products. SafeGuard agrees that it will pay Agents the override commission for any Affinity Group produced by an agent on the List for as long as SafeGuard is under contract with and is providing benefits to such Affinity Group. E-Mail will be an acceptable way to provide the current and updated List.

Legible facsimile signatures shall be considered and accepted as originals.

SafeHealth Life Insurance Company

Date: 8-2-04	By:	/s/ Trei Wild
Trei Wild
President

Date: 8-2-04	By:	/s/ Timothy Jay Beeman
Timothy Jay Beeman

Date: 8-6-04	By:	/s/ Tom Thomason
Tom Thomason

Exhibit 10.15
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